MATHERS FUND
100 CORPORATE NORTH
SUITE 201
BANNOCKBURN, ILLINOIS 60015
847-295-7400

FAX 847-295-7573
800-962-FUND


August 19, 1999


Name
Name2
Address
City, State, Zip


Dear Shareholder,

In reviewing the proxy vote returns, I noticed that you elected to abstain on all proposals except proposal six which is the Ratification of Selection of Auditors.

We live in an era of broad-based corporate consolidation, regardless of industry or profession. It makes good business sense to team up with a philosophically compatible, strong organization.

The Board believes that the proposed Gabelli Mathers Fund presents a very attractive opportunity for Mathers Fund shareholders for the reasons described in the proxy statement and its cover letter, and so far, the voting shows strong support for all proposals.

We would greatly appreciate your reconsideration of this opportunity. Please feel free to call me personally at 800-962-3863 if you would like to discuss any aspect of the proxy materials.

Your positive vote is very important for the long term prospects of the Fund. Enclosed is a duplicate proxy ballot and return envelope in the event you elect to recast your vote.

Thank you for your attention in this matter.

Sincerely,

/s/ HENRY G. VAN DER EB

Henry G. Van der Eb
Chairman

Enclosures